                                                               Exhibit 2.4


                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                                     BETWEEN

                                3COM CORPORATION

                                       AND

                                   PALM, INC.



                        EFFECTIVE AS OF FEBRUARY 26, 2000

                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                                TABLE OF CONTENTS


                                                                                                                   PAGE
ARTICLE 1 DEFINITIONS.................................................................................................1

         1.1      ALLOCATED PATENT ASSETS DATABASE....................................................................1
         1.2      ASSIGNED PATENTS....................................................................................2
         1.3      BLUETOOTH...........................................................................................2
         1.4      DISTRIBUTION DATE...................................................................................3
         1.5      FIRST EFFECTIVE FILING DATE.........................................................................3
         1.6      GALAHAD PATENTS.....................................................................................3
         1.7      GALAHAD PROJECT.....................................................................................3
         1.8      INVENTION DISCLOSURE................................................................................3
         1.9      MASTER SEPARATION AND DISTRIBUTION AGREEMENT........................................................3
         1.10     PALM PATENTS........................................................................................3
         1.11     PALM PRODUCTS.......................................................................................3
         1.12     PATENTS.............................................................................................3
         1.13     PERSON..............................................................................................4
         1.14     SEPARATION DATE.....................................................................................4
         1.15     SUBSIDIARY..........................................................................................4
         1.16     THIRD PARTY.........................................................................................4
         1.17     THIRD PARTY PATENTS.................................................................................4
         1.18     3COM PATENTS........................................................................................4
         1.19     3COM PRODUCTS.......................................................................................4

ARTICLE 2 OWNERSHIP...................................................................................................5

         2.1      OWNERSHIP OF PATENTS................................................................................5
         2.2      PRIOR GRANTS........................................................................................6
         2.3      ASSIGNMENT DISCLAIMER...............................................................................6

ARTICLE 3 LICENSES AND COVENANTS NOT TO SUE...........................................................................6

         3.1      LICENSE GRANTS TO PALM WITH RESPECT TO GALAHAD PATENTS..............................................6
         3.2      RESTRICTION ON 3COM LICENSING OF GALAHAD PATENTS....................................................6
         3.3      RESTRICTION ON PALM'S "HAVE MADE" RIGHTS TO GALAHAD PATENTS.........................................6
         3.4      COMBINATION EXCLUSION...............................................................................6
         3.5      PALM'S SUBLICENSE RIGHTS WITH RESPECT TO GALAHAD PATENTS............................................7
         3.6      DURATION............................................................................................7
         3.7      ACQUISITION OF PALM OR TRANSFER OF A BUSINESS OR
                  SUBSIDIARY RELATED TO GALAHAD PATENTS...............................................................7

                                            TABLE OF CONTENTS
                                                (CONTINUED)

                                                                                                                   PAGE
         3.8      COPIES OF PATENT APPLICATIONS AND INVENTION DISCLOSURES.............................................9
         3.9      THIRD PARTY PATENTS.................................................................................9
         3.10     3COM COVENANT NOT TO SUE............................................................................9
         3.11     PALM COVENANT NOT TO SUE...........................................................................10

ARTICLE 4 ADDITIONAL OBLIGATIONS.....................................................................................12

         4.1      ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS.............................................12
         4.2      ADDITIONAL OBLIGATIONS WITH REGARD TO GALAHAD PATENTS..............................................13
         4.3      STANDARDS BODIES...................................................................................14
         4.4      ASSIGNMENT OF PATENTS..............................................................................14
         4.5      RECORDATION OF LICENSES............................................................................14

ARTICLE 5 CONFIDENTIALITY............................................................................................14


ARTICLE 6 TERMINATION................................................................................................15

         6.1      VOLUNTARY TERMINATION..............................................................................15
         6.2      SURVIVAL...........................................................................................15
         6.3      NO OTHER TERMINATION...............................................................................15

ARTICLE 7 DISPUTE RESOLUTION.........................................................................................15

         7.1      MEDIATION..........................................................................................15
         7.2      ARBITRATION........................................................................................16
         7.3      COURT ACTION.......................................................................................16
         7.4      CONTINUITY OF SERVICE AND PERFORMANCE..............................................................16

ARTICLE 8 LIMITATION OF LIABILITY....................................................................................16


ARTICLE 9 MISCELLANEOUS PROVISIONS...................................................................................17

         9.1      DISCLAIMER.........................................................................................17
         9.2      NO IMPLIED LICENSES................................................................................17
         9.3      INFRINGEMENT SUITS.................................................................................17
         9.4      NO OTHER OBLIGATIONS...............................................................................17
         9.5      ENTIRE AGREEMENT...................................................................................18
         9.6      GOVERNING LAW......................................................................................18
         9.7      DESCRIPTIVE HEADINGS...............................................................................18
         9.8      NOTICES............................................................................................18
         9.9      NONASSIGNABILITY...................................................................................19
         9.10     SEVERABILITY.......................................................................................19
         9.11     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..............................................19

                                             TABLE OF CONTENTS
                                                (CONTINUED)

                                                                                                                    PAGE
         9.12     AMENDMENT..........................................................................................19
         9.13     COUNTERPARTS.......................................................................................19

                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

         This Master Patent Ownership and License Agreement (the "Agreement") is effective as of February 26, 2000 (the "Effective Date"), between 3Com Corporation, a Delaware corporation ("3Com"), having an office at 5400 Bayfront Plaza, Santa Clara, California, 95052 and Palm, Inc., a Delaware corporation ("Palm"), having an office at 5470 Great America Parkway, Santa Clara, California, 95052.

         WHEREAS, the Board of Directors of 3Com has determined that it is in the best interest of 3Com and its stockholders to separate 3Com's existing businesses into two independent businesses;

         WHEREAS, as part of the foregoing, 3Com and Palm's predecessor, Palm Computing, Inc., a California Corporation, have entered into a Master Separation and Distribution Agreement (as defined below), which provides, among other things, for the separation of certain Palm assets and Palm liabilities, the initial public offering of Palm stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

         WHEREAS, also as part of the foregoing, 3Com and Palm desire to confirm Palm's ownership of all patents, patent applications and invention disclosures invented by or for Palm and to record in Palm's name any such patents and patent applications that are recorded in 3Com's name;

         WHEREAS, Palm and 3Com desire to confirm 3Com's ownership of certain jointly developed technology and Palm desires to receive and 3Com is willing to grant to Palm certain licenses and rights under patents, patent applications and invention disclosures covering such technology; and

         WHEREAS, Palm and 3Com further desire to enter into reciprocal covenants not to sue for patent infringement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

         1.1 ALLOCATED PATENT ASSETS DATABASE. "Allocated Patent Assets Database" means the mutually agreed Allocated Patent Assets Database as of the Separation Date, as it may be updated by the parties upon mutual agreement to add Patents, Patent applications and Invention Disclosures as of the Separation Date.

         1.2 ASSIGNED PATENTS.  "Assigned Patents" means only those

                  (a) Patents, Patent applications and Invention Disclosures that are recorded in 3Com's name and are allocated to Palm in the Allocated Patent Assets Database;

                  (b) Patent applications filed on the foregoing Invention Disclosures described in Section 1.2(a);

                  (c) continuations, continuations-in-part, divisions and substitutions of any of the foregoing Patent applications described in Sections 1.2(a) and (b);

                  (d) Patents which may issue on any of the foregoing Patent applications described in Sections 1.2(a)-(c);

                  (e) renewals, reissues, reexaminations and extensions of the foregoing Patents described in Sections 1.2(a) and (d); and

                  (f) foreign Patent applications and Patents that are counterparts of any of the foregoing Patent applications or Patents described in Sections 1.2(a)-(e), including any Patent application or Patent to the extent that it claims priority from any of the foregoing Patent applications or Patents described in Sections 1.2(a)-(e); but

                  (g) excluding from any Patent or Patent application described in Sections 1.2(c)-(f) any claim (i) directed to subject matter that does not appear in any Patent application having a First Effective Filing Date prior to the Separation Date and (ii) of which neither Palm nor any person having a legal duty to assign his/her interest therein to Palm is entitled to be named as an inventor.

         1.3 BLUETOOTH. "Bluetooth" means the short range wireless standard currently being promulgated by the Bluetooth Special Interest Group, of which 3Com is an adopter.

         1.4 CURRENT PALM PRODUCTS. "Current Palm Products" means Palm Products of the businesses in which Palm or any of its Subsidiaries is engaged as of the Separation Date, including any Palm Products under development as set forth in 3Com's High Level Product Plan for Fiscal Year 2000 or as otherwise agreed by the parties, as well as future versions of such Palm Products, but only to the extent that they use the same designs and/or technology as such Palm Products.

         1.5 CURRENT 3COM PRODUCTS. "Current 3Com Products" means 3Com Products of the businesses in which 3Com or any of its Subsidiaries is engaged as of the Separation Date, including any 3Com Products under development as set forth in 3Com's High Level Product Plan for Fiscal Year 2000 or as otherwise agreed by the parties, as well as future versions of such 3Com Products, but only to the extent that they use the same designs and/or technology as such 3Com Products.


         1.6 DISTRIBUTION DATE. "Distribution Date" has the meaning set forth in the Master Separation and Distribution Agreement.

         1.7 FIRST EFFECTIVE FILING DATE. "First Effective Filing Date" means the earliest effective filing date in the particular country for any Patent or any application for any Patent. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of
(i) the actual filing date of the United States Patent application which issued into such Patent, (ii) the priority date under 35 U.S.C. Section 119 for such Patent, or (iii) the priority date under 35 U.S.C. Section 120 for such Patent.

         1.8 GALAHAD PATENTS. "Galahad Patents" means any Patents, Patent applications and Invention Disclosures arising from the Galahad Project which have at least one inventor employed by Palm and at least one inventor employed by 3Com.

         1.9 GALAHAD PROJECT. "Galahad Project" means the development effort within 3Com's Wireless Connectivity Division (WCD) currently known internally as the Galahad Project.

         1.10 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records) with a First Effective Filing Date before the Separation Date.

         1.11 MASTER SEPARATION AND DISTRIBUTION AGREEMENT. "Master Separation and Distribution Agreement" means the Master Separation and Distribution Agreement between the parties.

         1.12 PALM PATENTS. "Palm Patents" means:

                  (a) the Assigned Patents;

                  (b) every Patent to the extent entitled to a First Effective Filing Date prior to the Separation Date provided that, at any time after the First Effective Filing Date of any such Patent and prior to the Separation Date, Palm (or any Subsidiary of Palm) has ownership or control of any such Patent; and

                  (c) applications for the foregoing Patents described in
Section 1.12(b), including without limitation any continuations, continuations-in-part, divisions and substitutions.

         1.13 PALM PRODUCTS. "Palm Products" means any and all products and services of the businesses in which Palm or any of its Subsidiaries is engaged now or in the future, in all cases which products are designed or created primarily by Palm (or by any sublicensed Subsidiary) and/or by a subcontractor for Palm (or for any sublicensed Subsidiary).

         1.14 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions


or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

         1.15 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         1.16 SEPARATION DATE. "Separation Date" means 12:01 a.m., Pacific Time, February 26, 2000, or such other date as may be fixed by the Board of Directors of 3Com.

         1.17 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For the purposes of this Agreement, Palm shall be deemed not to be a Subsidiary of 3Com.

         1.18 THIRD PARTY. "Third Party" means a Person other than 3Com and its Subsidiaries and Palm and its Subsidiaries.

         1.19 THIRD PARTY PATENTS. "Third Party Patents" means all Third Party Patents licensed by 3Com or any Subsidiary of 3Com that, as of the Effective Date, may be sublicensed to Palm (e.g., because Palm is a Subsidiary of 3Com) under the terms of this Agreement without the requirement to pay a royalty or other consideration to a Third Party (unless 3Com has the right to grant such a sublicense to Palm on payment of a royalty and Palm agrees to pay such royalty to such Third Party).

         1.20 3COM PATENTS.  "3Com Patents" means:

                  (a) every Patent to the extent entitled to a First Effective Filing Date prior to the Separation Date provided that, at any time after the First Effective Filing Date of any such Patent and prior to the Separation Date, 3Com (or any Subsidiary of 3Com) has ownership or control of any such Patent; and

                  (b) applications for the foregoing Patents described in
Section 1.18(a), including without limitation any continuations, continuations-in-part, divisions and substitutions.

         1.21 3COM PRODUCTS. "3Com Products" means any and all products and services of the businesses in which 3Com or any of its Subsidiaries is engaged now or in the future, in all cases which products are designed or created primarily by 3Com (or by any sublicensed Subsidiary) and/or by a subcontractor for 3Com (or for any sublicensed Subsidiary), as well as future versions of such 3Com Products.

                                    ARTICLE 2

                                    OWNERSHIP

         2.1 OWNERSHIP OF PATENTS.

                  (a) PALM PATENTS. The parties agree that Palm hereby retains ownership of all right, title and interest in and to all Palm Patents.

                  (b) ASSIGNED PATENTS. Subject to Sections 2.2 and 2.3 below, 3Com hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Assigned Patents, to be held and enjoyed by Palm, its successors and assigns. 3Com further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Palm all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Assigned Patents and the right to claim priority from the Assigned Patents. 3Com will, without demanding any further consideration therefor, at the request and expense of Palm (except for the value of the time of 3Com employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for prosecuting, sustaining, obtaining continuations of, or reissuing said Assigned Patents and for evidencing, maintaining, recording and perfecting Palm's rights to said Assigned Patents, consistent with 3Com's general business practice as of the Separation Date, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Palm for each Patent jurisdiction.

                  (c) GALAHAD PATENTS. Subject to Sections 2.2 and 2.3 below, Palm hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to 3Com, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Galahad Patents, to be held and enjoyed by 3Com, its successors and assigns. Palm further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to 3Com all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Galahad Patents and the right to claim priority from the Galahad Patents. Palm will, without demanding any further consideration therefor, at the request and expense of 3Com (except for the value of the time of Palm employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for prosecuting, sustaining, obtaining continuations of, or reissuing said Galahad Patents and for evidencing, maintaining, recording and perfecting 3Com's rights to said Galahad Patents, consistent with Palm's general business practice as of the Separation Date, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by 3Com for each Patent jurisdiction.

         2.2 PRIOR GRANTS. Palm acknowledges and agrees that the foregoing assignments are subject to any and all licenses or other rights that may have been granted by 3Com or its Subsidiaries with respect to the Assigned Patents prior to the Separation Date. 3Com shall respond to reasonable inquiries from Palm regarding any such prior grants.

         2.3 ASSIGNMENT DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS-IS," QUITCLAIM BASIS AND THAT NEITHER PARTY NOR ANY SUBSIDIARY OF SUCH PARTY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS (ISSUED OR PENDING).

                                    ARTICLE 3

                        LICENSES AND COVENANTS NOT TO SUE

         3.1 LICENSE GRANTS TO PALM WITH RESPECT TO GALAHAD PATENTS. 3Com grants (and agrees to cause its appropriate Subsidiaries to grant) to Palm, under the Galahad Patents, an irrevocable, nonexclusive, worldwide, fully-paid, royalty-free and non-transferable (except as set forth in Section 9.9) license to make (including the right to practice methods, processes and procedures), have made (except as restricted in Section 3.3 below), use, lease, sell, offer for sale and import Palm Products.

         3.2 RESTRICTION ON 3COM LICENSING OF GALAHAD PATENTS. 3Com agrees that it will not license any of the Galahad Patents to any Third Party for use in lightweight handheld mobile computing devices or operating systems for such devices; provided, however, that 3Com retains the right to license the Galahad Patents to Third Parties for such use for defensive purposes (i.e., to resolve a claim of patent infringement brought against 3Com by a Third Party).

         3.3 RESTRICTION ON PALM'S "HAVE MADE" RIGHTS TO GALAHAD PATENTS. The license granted in Section 3.1 to have Palm Products made by a Third Party shall (i) only apply when the portion of the "have made" Palm Product covered by the Galahad Patents has been designed or created by Palm and/or one of Palm's subcontractors (not such Third Party) who is not a direct competitor of 3Com in the field of the Palm Product being designed or created and (ii) shall not apply to (A) any methods used, or (B) any Palm Products or portions thereof that have been manufactured or marketed, by a Third Party prior to Palm furnishing the designs or creations to such Third Party.

         3.4 COMBINATION EXCLUSION. Except as expressly provided herein, no license or immunity is granted under this Agreement by 3Com, either directly or by implication, estoppel or otherwise to any third parties acquiring Palm Products from Palm for the combination of such Palm Products with other items or for the use of such combination. Notwithstanding the previous sentence,

3Com grants to the direct and indirect customers of Palm, an immunity from suit under the Galahad Patents for the combination of any such Palm Products with other Palm Products and their use in such combination where the Palm Products have no other substantial noninfringing use aside from the combination with other Palm Products sold or otherwise transferred by Palm directly or indirectly to such customer.

         3.5 PALM'S SUBLICENSE RIGHTS WITH RESPECT TO GALAHAD PATENTS.

                  (a) Palm may grant sublicenses to its Subsidiaries under the license grant set forth in Section 3.1 within the scope of Palm's license hereunder (with no right to grant further sublicenses other than, in the case of a sublicensed Subsidiary, to another Subsidiary of Palm and as described in Section 3.5(c) below).

                  (b) Any sublicense under Section 3.5(a) may be made effective retroactively, but not prior to the sublicensee's becoming a Subsidiary of Palm.

                  (c) Any Palm Product for which a software license is granted by Palm (or any sublicensed Subsidiary) to its distributors, resellers, OEM customers, VAR customers, VAD customers, systems integrators and other channels of distribution and to its end user customers (including, but not limited to, the Palm operating system) shall be considered to be covered under the license grant set forth in Section 3.1 within the scope of Palm's license hereunder, but only to the extent that the Palm Product incorporates the technology covered by the claims of the Galahad Patents.

                  (d) Palm shall have no rights to grant sublicenses to the Galahad Patents, except as expressly provided in Section 3.5 (a), (b) and (c) above.

         3.6 DURATION.

                  (a) All licenses granted herein with respect to each Patent shall expire upon the expiration of the term of such Patent.

                  (b) All sublicenses granted pursuant to this Agreement to a particular Subsidiary of Palm shall terminate the date that the Subsidiary ceases to be a Subsidiary of Palm.

         3.7 ACQUISITION OF PALM OR TRANSFER OF A BUSINESS OR SUBSIDIARY RELATED TO GALAHAD PATENTS.

                  (a) If Palm, after the Separation Date, transfers all or substantially all of its business or assets, or all or substantially all of the business or assets to which the Galahad Patents relate, then regardless of whether such transfer is part of (i) an asset sale to any Third Party, or
(ii) a sale of shares or securities in Palm or a Subsidiary to a Third Party (in each case, any such Third Party shall be referred to herein as a "Transferee"), then upon written request by Palm and the Transferee to 3Com within sixty (60) days following the transfer, 3Com shall grant a royalty-free license to the Transferee with respect to the Galahad Patents under the same terms of the license granted to Palm under this Agreement subject to the following:

                                (i) the effective date of such license shall
be the effective date of transfer; and

                                (ii) the products and services of the
Transferee that are subject to such license shall be limited to the specific Palm Products in the transferred business that are (A) commercially released as of the date of transfer or which, prior to the transfer, (B) were planned for release within three (3) months from the date of transfer and actually are commercially released within three (3) months from the date of transfer and (C) for new versions of such specific Palm Products covered by clauses
(A) and (B) above that have merely minor differences from such Palm Products with no additional features; and

                                (iii) the Galahad Patents that are subject to
such license shall be limited to the Galahad Patents that are entitled to a First Effective Filing Date before the date of such transfer; and

                                (iv) the Transferee shall have no right to
grant sublicenses (except as set forth in Section 3.5(c) above); and

                                (v) this Section 3.7 shall be excluded from
such license in any event and therefore 3Com shall have no obligation to grant a license to a subsequent transferee;

                  (b) provided, that 3Com shall have no obligation to grant such license unless the Transferee grants to 3Com a royalty-free license under a comparable license grant as the license granted to Palm under this Agreement, subject to the following:

                                (i) the effective date of such license shall
be the effective date of the transfer; and

                                (ii) the products and services of 3Com that
are subject to such license shall be all the 3Com Products; and

                                (iii) the Patents of the Transferee that are
subject to such license shall be the Patents owned or controlled by the Transferee claiming inventions in the wireless field that are entitled to a First Effective Filing Date on or before the date of such transfer and applications for such patents (including without limitation any continuations, continuations-in-part, divisions and substitutions); and

                  (c) provided, further, that in the event that 3Com and the Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then 3Com shall have no obligation to grant such license to the Transferee under this Section 3.7.

         3.8 COPIES OF PATENT APPLICATIONS AND INVENTION DISCLOSURES. 3Com agrees, at its own expense from time to time upon Palm's request, to provide to Palm copies of (i) the Assigned Patents and (ii) the Galahad Patents.

         3.9 THIRD PARTY PATENTS. 3Com confirms that it has granted, and hereby grants (and agrees to cause its appropriate Subsidiaries to grant) to Palm, under the Third Party Patents, a nonexclusive, worldwide sublicense to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import any products and services subject to any and all terms and conditions set forth in the applicable agreement between 3Com and the Third Party Patent owner, but only to the extent and for the period of time 3Com has the legal right to grant such a sublicense. 3Com shall respond to reasonable inquires from Palm regarding any Third Party Patents.

         3.10 3COM COVENANT NOT TO SUE.

                  (a) 3Com irrevocably grants, on behalf of itself and its Subsidiaries, at no charge, an immunity from suit to Palm and its Subsidiaries, and its or their direct or indirect customers and Third Party manufacturers (subject to the restrictions set forth in the next sentence) for infringement of any 3Com Patent by any Current Palm Product. The foregoing covenant with respect to Third Party manufacturers (i) shall apply only when the portion of the "have made" Current Palm Product covered by the 3Com Patents has been designed or created by Palm and/or one of Palm's subcontractors (not the Third Party manufacturer) who is not a direct competitor of 3Com in the field of the Current Palm Product being designed or created and (ii) shall not apply to (A) any methods used, or (B) any products or portions thereof that have been manufactured or marketed, by any Third Party prior to Palm furnishing the designs or creations to such Third Party. No immunity is granted under the foregoing covenant by 3Com, either directly or by implication, estoppel or otherwise to any Third Parties acquiring Current Palm Products from Palm for the combination of such Current Palm Products with other items or for the use of such combination; provided, however, that the foregoing covenant shall apply to the direct and indirect customers of Palm for the combination of any such acquired Current Palm Products with other Palm Products and their use in such combination where the acquired Current Palm Products have no other substantial noninfringing use aside from the combination with other Palm Products sold or otherwise transferred by Palm directly or indirectly to such customer.

                  (b) The foregoing covenant shall continue with respect to each 3Com Patent for the term of such 3Com Patent.

                  (c) If Palm, after the Separation Date, transfers all or substantially all of its business or assets, or transfers a Subsidiary or business unit, then regardless of whether such transfer is part of (i) an asset sale to any Third Party, or (ii) a sale of shares or securities in Palm or a Subsidiary to a Third Party (in each case, any such Third Party shall be referred to herein as a "Transferee"), then upon written request by Palm and the Transferee to 3Com within sixty (60) days following the transfer, 3Com shall grant an immunity from suit to the Transferee under the same terms as the covenant set forth in Section 3.10 (a) and (b) above subject to the following:

                                (i) the effective date of such covenant shall
be the effective date of transfer; and

                                (ii) the products and services of the
Transferee that are subject to such covenant shall be limited to the specific Current Palm Products in the transferred business that are (A) commercially released as of the date of transfer or which, prior to the transfer, (B) were planned for release within three (3) months from the date of transfer and actually are commercially released within three (3) months from the date of transfer and (C) for new versions of such specific Current Palm Products covered by Clauses (i) or (ii) above that have merely minor differences from such Current Palm Products with no additional features; and

                                (iii) the 3Com Patents that are subject to
such covenant shall be limited to the 3Com Patents that are entitled to a First Effective Filing Date before the date of such transfer and, in the event that the transfer is a transfer of a Subsidiary or business unit and not all or substantially all of Palm's business or assets, then the 3Com Patents that are subject to such covenant shall be limited to the 3Com Patents in the field of use of the transferred Subsidiary or business ; and

                                (iv) this Section 3.10(c) shall be excluded
from such covenant in any event and therefore 3Com shall have no obligation to grant a covenant not to sue to any subsequent transferee;

                                (v) provided, however, that 3Com shall have
no obligation to grant such covenant unless the Transferee grants to 3Com and its customers and suppliers a covenant not to sue at no charge on the following terms:

                                             (1) the effective date of such
covenant shall be the effective date of the transfer; and

                                             (2) the products and services of
3Com that are subject to such covenant shall be the 3Com Products; and

                                             (3) the Patents of the
Transferee that are subject to such covenant shall be all the Patents owned or controlled by the Transferee that are entitled to a First Effective Filing Date before the date of such transfer and applications for such Patents (including without limitation any continuations, continuations-in-part, divisions and substitutions); and

                                (vi) provided, further, that in the event
that 3Com and any such Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then 3Com shall have no obligation to grant such covenant under this Section 3.10(c).

         3.11 PALM COVENANT NOT TO SUE

                  (a) Palm irrevocably grants, on behalf of itself and its Subsidiaries, at no charge, an immunity from suit to 3Com and its Subsidiaries, and its or their direct or indirect customers and manufacturers (subject to the restrictions set forth in the next sentence) for infringement of any Palm Patent by any Current 3Com Product. The foregoing covenant with respect to Third Party manufacturers (i) shall apply only when the portion of the "have made" Current 3Com Product covered by the Palm Patents has been designed or created by 3Com and/or one of 3Com's subcontractors (not the Third Party manufacturer) who is not a direct competitor of Palm in the field of the Current 3Com Product being designed or created and (ii) shall not apply to (A) any methods used, or (B) any products or portions thereof that have been manufactured or marketed by any Third Party prior to 3Com furnishing the designs or creations to such Third Party. No immunity is granted under the foregoing covenant by Palm, either directly or by implication, estoppel or otherwise to any Third Parties acquiring Current 3Com Products from 3Com for the combination of such Current 3Com Products with other items or for the use of such combination; provided, however, that the foregoing covenant shall apply to the direct and indirect customers of 3Com for the combination of any such acquired Current 3Com Products with other 3Com Products and their use in such combination where the acquired Current 3Com Products have no other substantial noninfringing use aside from the combination with other 3Com Products sold or otherwise transferred by 3Com directly or indirectly to such customer.

                  (b) The foregoing covenant shall continue with respect to each Palm Patent, for the term of such Palm Patent.

                  (c) If 3Com, after the Separation Date, transfers all or substantially all of its business or assets, or transfers a Subsidiary or business unit, then regardless of whether such transfer is part of (i) an asset sale to any Third Party, or (ii) a sale of shares or securities in 3Com or a Subsidiary to a Third Party (in each case, any such Third Party shall be referred to herein as a "Transferee"), then upon written request by 3Com and the Transferee to Palm within sixty(60) days following the transfer, Palm shall grant an immunity from suit to the Transferee under the same terms as the covenant set forth in Section 3.11(a) and (b) above subject to the following:

                                (i) the effective date of such covenant shall
be the effective date of transfer; and

                                (ii) the products and services of the
Transferee that are subject to such covenant shall be limited to the specific Current 3Com Products in the transferred business that are (A) commercially released as of the date of transfer or which, prior to the transfer, (B) were planned for release within three (3) months from the date of transfer and actually are commercially released within three (3) months from the date of transfer and (C) for new versions of such specific Current 3Com Products covered by clauses (i) or (ii) above, that have merely minor differences from such Current 3Com Products with no additional features; and

                                (iii) the Palm Patents that are subject to
such covenant shall be limited to the Palm Patents that are entitled to a First Effective Filing Date before the date of such transfer and, in the event that the transfer is a transfer of a Subsidiary or business unit and not all or substantially all of 3Com's business or assets, then the Palm Patents that are subject to such covenant shall be limited to the Palm Patents in the field of use of the transferred Subsidiary or business; and

                                (iv) this Section 3.11(c) shall be excluded
from such covenant in any event and therefore, Palm shall have no obligation to grant a covenant not to sue to any subsequent transferee;

                                (v) provided, however, that Palm shall have
no such obligation to grant such covenant unless the Transferee grants to Palm and its customers and suppliers a covenant not to sue at no charge on the following terms:

                                             (1) the effective date of such
covenant shall be the effective date of the transfer; and

                                             (2) the products and services of
Palm that are subject to such covenant shall be the Palm Products; and

                                             (3) the Patents of the
Transferee that are subject to such covenant shall be all the Patents owned or controlled by the Transferee that are entitled to a First Effective Filing Date before the date of such transfer and applications for such Patents including without limitation any continuations, continuations-in-part, divisions and substitutions; and

                                (vi) provided, further, that in the event
that Palm and any such Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then Palm shall have no obligation to grant such covenant under this Section 3.11(c).

                                    ARTICLE 4

                             ADDITIONAL OBLIGATIONS

         4.1 ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS.

                  (a) The parties will cooperate to effect a smooth transfer of the responsibility for prosecution, maintenance and enforcement of the Assigned Patents from 3Com to Palm. Until such transfer has been effected, 3Com agrees to continue the prosecution and maintenance of, and ongoing litigation (if any) with respect to, the Assigned Patents (including payment of maintenance fees), and to maintain its files and records relating to the Assigned Patents using the same standard of care and diligence that it uses with respect to 3Com's Patents. Palm will reimburse 3Com for all actual and reasonable expenses (excluding the value of the time of 3Com employees) to continue to prosecute and maintain the Assigned Patents after the Separation Date until the transfer of responsibility for the Assigned Patents has been completed and to continue any such ongoing litigation. The parties shall agree on a case by case basis on compensation, if any, of 3Com for the value of time of 3Com's employees as reasonably required in connection with any such litigation. 3Com will provide Palm with the originals or copies of its files relating to the Assigned Patents upon such transfer or at such earlier time as the parties may agree.

                  (b) 3Com shall provide continuing reasonable support to Palm with respect to the Assigned Patents, including by way of example the following:

                                (i) executing all documents prepared by Palm
necessary for prosecution, maintenance, and litigation of the Assigned
Patents,

                                (ii) making available to Palm or its counsel,
inventors and other persons employed by 3Com for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of the Assigned Patents, including the signing of documents related thereto,

                                (iii) forwarding copies of all correspondence
sent and received concerning the Assigned Patents within a reasonable period of time after receipt by 3Com, and

                                (iv) making all relevant documents in the
possession or control of 3Com and corresponding to the Assigned Patents, or any licenses thereunder, available to Palm or its counsel.

Any actual and reasonable out-of-pocket expenses associated with any such assistance shall be borne by Palm, expressly excluding the value of the time of such 3Com employees; provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, of 3Com for the value of the time of 3Com's employees as reasonably required in connection with such litigation.

         4.2 ADDITIONAL OBLIGATIONS WITH REGARD TO GALAHAD PATENTS. Palm shall provide continuing reasonable support to 3Com with respect to the Galahad Patents, including by way of example the following:

                  (a) executing all documents prepared by 3Com necessary for prosecution, maintenance, and litigation of the Galahad Patents,

                  (b) making available to 3Com or its counsel, inventors and other persons employed by Palm for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of the Galahad Patents, including the signing of documents related thereto,

                  (c) forwarding copies of all correspondence sent and received concerning the Galahad Patents within a reasonable period of time after receipt by Palm, and

                  (d) making all relevant documents in the possession or control of Palm and corresponding to the Galahad Patents, or any licenses thereunder, available to 3Com or its counsel.

         Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by 3Com, expressly excluding the value of the time of such Palm personnel; provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, of Palm for the value of the time of Palm's employees as reasonably required in connection with such litigation.

         4.3 STANDARDS BODIES. For a period of five (5) years from the Separation Date, the parties agree to cooperate reasonably and in good faith with each other with respect to the licensing of each party's Patents in the context of Bluetooth related standards bodies, to the extent consistent with each party's own business objectives.

         4.4 ASSIGNMENT OF PATENTS. 3Com shall not assign or grant any rights under any of the Galahad Patents unless such assignment or grant is made subject to the licenses granted in this Agreement.

         4.5  RECORDATION OF LICENSES.

                  (a) For any country, now or in the future, that requires the express consent of all inventors or their assignees to the grant of licenses or rights under Patents issued in such countries for joint inventions:

                               (i) each party shall give such consent, or
shall obtain such consent from its employees, its Subsidiaries or employees of any of its Subsidiaries, as required to make full and effective any such licenses and rights respecting any joint invention granted to a grantee hereunder by such party; and

                               (ii) each party shall take steps that are
reasonable under the circumstances to obtain from Third Parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such Third Parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

                  (b) Each party agrees, without demanding any further consideration, to execute (and to cause its Subsidiaries to execute) all documents reasonably requested by the other party to effect recordation of the license relationship between the parties created by this Agreement.

                                    ARTICLE 5
                                 CONFIDENTIALITY

         The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.

                                    ARTICLE 6
                                   TERMINATION

         6.1 VOLUNTARY TERMINATION. By written notice to 3Com, Palm may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by 3Com. Such notice shall specify the effective date of such termination and shall clearly specify any affected Patent, Patent application, Invention Disclosure, product or service.

         6.2 SURVIVAL. Any voluntary termination of licenses and rights of Palm under Section 6.1 shall not affect Palm's licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to 3Com hereunder.

         6.3 NO OTHER TERMINATION. Each party acknowledges and agrees that its remedy for breach by the other party of the licenses granted to it hereunder or of any other provision hereof, shall be, subject to the requirements of Article 7, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of the licenses or covenants not to sue granted by it in this Agreement.

                                    ARTICLE 7
                               DISPUTE RESOLUTION

         7.1 MEDIATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof, appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR.

         7.2 ARBITRATION. Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Santa Clara County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

         7.3 COURT ACTION. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

         7.4 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 7 with respect to all matters not subject to such dispute, controversy or claim.

                                    ARTICLE 8
                             LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INFRINGEMENT AVAILABLE TO EITHER PARTY UNDER APPLICABLE LAW IN THE EVENT OF BREACH BY THE OTHER PARTY OF SECTIONS 3.1, 3.2, 3.3 OR 3.5(a) OR FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS NOT LICENSED OR COVENANTED HEREIN AND

SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT J OF THE MASTER SEPARATION AND DISTRIBUTION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL PATENTS AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER ARE LICENSED OR PROVIDED ON AN "AS IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries makes any warranty or representation as to the validity and/or scope of any Patent licensed by it to the other party hereunder or any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

         9.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Galahad Patents and Assigned Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information except as specifically provided herein.

         9.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Patent or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any Patent. Unless the parties otherwise agree in writing, neither party shall have any right to institute any action or suit against Third Parties for infringement of any Patent owned by the other party.

         9.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries is obligated to (i) file any Patent application, or to secure any Patent or Patent rights, (ii) to maintain any Patent in force, or (iii) provide any technical assistance, except for the obligations expressly assumed in this Agreement.

         9.5 ENTIRE AGREEMENT. This Agreement, the Master Separation and Distribution Agreement and the other Ancillary Agreements (as defined in the Master Separation and Distribution Agreement) and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. To the extent there is a conflict between this Agreement and the Master Assignment and Assumption Agreement between the parties, the terms of this Agreement shall govern.

         9.6 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 7 above.

         9.7 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         9.8 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                  if to 3Com:
                                    3Com Corporation
                                    5400 Bayfront Plaza
                                    Santa Clara, California 95052
                                    Attention:  General Counsel
                                    Fax:  (408) 326-6434

                  if to Palm:
                                    Palm, Inc.
                                    5470 Great America Parkway
                                    Santa Clara, California 95052
                                    Attention:  General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

         9.9 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its successive assignees or transferees hereunder) may, without such consent, assign or transfer this Agreement, to a Person that succeeds to all or substantially all of its business or assets of such party as long as such Person agrees to accept all of the terms set forth herein; provided, however, that the licenses and covenants not to sue set forth in Article 3 may not be assigned or transferred in any event (except in the case of a reincorporation of such party in another state); and provided, further, that the prohibition on assignment or transfer of the licenses and covenants not to sue set forth in
Article 3 shall not limit 3Com's or Palm's obligations in Sections 3.7, 3.10(c) and 3.11(c) to grant licenses and/or covenants not to sue to a Transferee. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         9.10 SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.12 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         9.13 COUNTERPARTS. This Agreement, including the Ancillary Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         WHEREFORE, the parties have signed this Master Patent Ownership and License Agreement effective as of the date first set forth above.

3COM CORPORATION                         PALM, INC.


By:                                      By:
    -----------------------------            -----------------------------


Name:                                    Name:
      ---------------------------              ---------------------------


Title:                                   Title:
       --------------------------               --------------------------